Issuer Free Writing Prospectus Filed Pursuant to Rule 433

Supplementing the Preliminary Prospectus Supplement, dated October 30, 2024

Registration Statement No. 333-280979

October 30, 2024

Marsh & McLennan Companies, Inc.

$950,000,000 4.550% Senior Notes due 2027

$1,000,000,000 4.650% Senior Notes due 2030

$1,000,000,000 4.850% Senior Notes due 2031

$2,000,000,000 5.000% Senior Notes due 2035

$500,000,000 5.350% Senior Notes due 2044

$1,500,000,000 5.400% Senior Notes due 2055

$300,000,000 Floating Rate Senior Notes due 2027

Terms Applicable to the Notes

Issuer:	Marsh & McLennan Companies, Inc.

Offering Format:	SEC-Registered

Trade Date:	October 30, 2024

Settlement Date*:	November 8, 2024 (T+7)

Expected Ratings / Outlook

(Moody’s / S&P / Fitch)**:	A3 (Stable) / A- (Stable) / A- (Stable)

Net Proceeds to Issuer (before offering expenses):	$7,187,552,000

Use of Proceeds:	The net proceeds of this offering will be used to fund, in part, the pending acquisition (the “Transaction”) of the parent company of McGriff Insurance Services, LLC (“McGriff”), an affiliate of TIH Insurance Holdings, including the payment of related fees and expenses, as well as for general corporate purposes. In the event of a special mandatory redemption, the Issuer intends to use the net proceeds of the 2055 Notes, which are not subject to the special mandatory redemption, for general corporate purposes.

Special Mandatory Redemption:	If (i) the Transaction is not consummated on or prior to the later of (x) September 29, 2025 or (y) the date that is five business days after any later date to which the parties to the Transaction’s Merger Agreement may agree to extend the “Outside Date” in the Merger Agreement, (ii) the Merger Agreement is terminated or (iii) the Issuer notifies the Trustee, in writing, that it will not pursue the consummation of the Transaction, the Issuer must redeem all series of Notes (other than the 2055 Notes, which are not subject to the special mandatory redemption) at a redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, to, but not including, the special mandatory redemption date.

The “special mandatory redemption date” will be no earlier than the fifth business day following the delivery to the trustee of a notice of special mandatory redemption, which shall be delivered promptly (and in any event not more than five business days) following such special mandatory redemption event. The 2055 Notes are not subject to special mandatory redemption and will remain outstanding even if the Transaction is not consummated, unless otherwise redeemed or repurchased at the option of the Issuer.

Terms Applicable to the 2027 Notes

Securities:	4.550% Senior Notes due 2027

Maturity Date:	November 8, 2027

Principal Amount:	$950,000,000

Price to Public:	99.886% of principal amount, plus accrued interest, if any, from November 8, 2024

Benchmark Treasury:	3.875% due October 15, 2027

Benchmark Treasury Price and Yield:	99-08+; 4.141%

Spread to Benchmark Treasury:	+ 45 basis points

Re-Offer Yield:	4.591%

Coupon:	4.550%

Interest Payment Dates:	Semi-annually on May 8 and November 8 of each year, commencing on May 8, 2025

Optional Redemption – Make-Whole Call:	Prior to October 8, 2027: the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2027 Notes discounted to the redemption date (assuming the 2027 Notes matured on the Par Call date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the 2027 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

Optional Redemption – Par Call:	On or after October 8, 2027, one month prior to the Maturity Date

CUSIP / ISIN:	571748BY7 / US571748BY71

Joint Book-Running Managers:	Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.
BofA Securities, Inc.
Scotia Capital (USA) Inc.

Co-Managers:	Academy Securities, Inc.
ANZ Securities, Inc.
Barclays Capital Inc.
BNP Paribas Securities Corp.
BNY Mellon Capital Markets, LLC
CIBC World Markets Corp.
Goldman Sachs & Co. LLC
ING Financial Markets LLC
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
MUFG Securities Americas Inc.
PNC Capital Markets LLC
RBC Capital Markets, LLC
Standard Chartered Bank
TD Securities (USA) LLC
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Terms Applicable to the 2030 Notes

Securities:	4.650% Senior Notes due 2030

Maturity Date:	March 15, 2030

Principal Amount:	$1,000,000,000

Price to Public:	99.785% of principal amount, plus accrued interest, if any, from November 8, 2024

Benchmark Treasury:	3.500% due September 30, 2029

Benchmark Treasury Price and Yield:	97-04 3⁄4; 4.147%

Spread to Benchmark Treasury:	+ 55 basis points

Re-Offer Yield:	4.697%

Coupon:	4.650%

Interest Payment Dates:	Semi-annually on March 15 and September 15 of each year, commencing on March 15, 2025

Optional Redemption – Make-Whole Call:	Prior to February 15, 2030: the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2030 Notes discounted to the redemption date (assuming the 2030 Notes matured on the Par Call date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the 2030 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

Optional Redemption – Par Call:	On or after February 15, 2030, one month prior to the Maturity Date

CUSIP / ISIN:	571748CA8 / US571748CA86

Joint Book-Running Managers:	Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
J.P. Morgan Securities LLC
Goldman Sachs & Co. LLC
Wells Fargo Securities, LLC

Co-Managers:	Academy Securities, Inc.
ANZ Securities, Inc.
Barclays Capital Inc.
BNP Paribas Securities Corp.
BNY Mellon Capital Markets, LLC
BofA Securities, Inc.
CIBC World Markets Corp.
Deutsche Bank Securities Inc.
ING Financial Markets LLC
Morgan Stanley & Co. LLC
MUFG Securities Americas Inc.
PNC Capital Markets LLC
RBC Capital Markets, LLC
Scotia Capital (USA) Inc.
Standard Chartered Bank
TD Securities (USA) LLC
U.S. Bancorp Investments, Inc.

Terms Applicable to the 2031 Notes

Securities:	4.850% Senior Notes due 2031

Maturity Date:	November 15, 2031

Principal Amount:	$1,000,000,000

Price to Public:	99.922% of principal amount, plus accrued interest, if any, from November 8, 2024

Benchmark Treasury:	3.625% due September 30, 2031

Benchmark Treasury Price and Yield:	96-16; 4.213%

Spread to Benchmark Treasury:	+ 65 basis points

Re-Offer Yield:	4.863%

Coupon:	4.850%

Interest Payment Dates:	Semi-annually on May 15 and November 15 of each year, commencing on May 15, 2025

Optional Redemption – Make-Whole Call:	Prior to September 15, 2031: the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2031 Notes discounted to the redemption date (assuming the 2031 Notes matured on the Par Call date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the 2031 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

Optional Redemption – Par Call:	On or after September 15, 2031, two months prior to the Maturity Date

CUSIP / ISIN:	571748CB6 / US571748CB69

Joint Book-Running Managers:	Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
BofA Securities, Inc.
Wells Fargo Securities, LLC

Co-Managers:	Academy Securities, Inc.
ANZ Securities, Inc.
Barclays Capital Inc.
BNP Paribas Securities Corp.
BNY Mellon Capital Markets, LLC
CIBC World Markets Corp.
Goldman Sachs & Co. LLC
HSBC Securities (USA) Inc.
ING Financial Markets LLC
Morgan Stanley & Co. LLC
MUFG Securities Americas Inc.
PNC Capital Markets LLC
RBC Capital Markets, LLC
Scotia Capital (USA) Inc.
Standard Chartered Bank
TD Securities (USA) LLC
U.S. Bancorp Investments, Inc.

Terms Applicable to the 2035 Notes

Securities:	5.000% Senior Notes due 2035

Maturity Date:	March 15, 2035

Principal Amount:	$2,000,000,000

Price to Public:	99.830% of principal amount, plus accrued interest, if any, from November 8, 2024

Benchmark Treasury:	3.875% due August 15, 2034

Benchmark Treasury Price and Yield:	96-27; 4.272%

Spread to Benchmark Treasury:	+ 75 basis points

Re-Offer Yield:	5.022%

Coupon:	5.000%

Interest Payment Dates:	Semi-annually on March 15 and September 15 of each year, commencing on March 15, 2025

Optional Redemption – Make-Whole Call:	Prior to December 15, 2034: the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2035 Notes discounted to the redemption date (assuming the 2035 Notes matured on the Par Call date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the 2035 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

Optional Redemption – Par Call:	On or after December 15, 2034, three months prior to the Maturity Date

CUSIP / ISIN:	571748CC4 / US571748CC43

Joint Book-Running Managers:	Citigroup Global Markets Inc.
BofA Securities, Inc.
Wells Fargo Securities, LLC
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC

Co-Managers:	ANZ Securities, Inc.
Barclays Capital Inc.
BNP Paribas Securities Corp.
BNY Mellon Capital Markets, LLC
CIBC World Markets Corp.
Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
HSBC Securities (USA) Inc.
ING Financial Markets LLC
J.P. Morgan Securities LLC
MUFG Securities Americas Inc.
PNC Capital Markets LLC
Scotia Capital (USA) Inc.
Siebert Williams Shank & Co., LLC
Standard Chartered Bank
TD Securities (USA) LLC
U.S. Bancorp Investments, Inc.

Terms Applicable to the 2044 Notes

Securities:	5.350% Senior Notes due 2044

Maturity Date:	November 15, 2044

Principal Amount:	$500,000,000

Price to Public:	99.986% of principal amount, plus accrued interest, if any, from November 8, 2024

Benchmark Treasury:	4.125% due August 15, 2044

Benchmark Treasury Price and Yield:	93-27+; 4.601%

Spread to Benchmark Treasury:	+ 75 basis points

Re-Offer Yield:	5.351%

Coupon:	5.350%

Interest Payment Dates:	Semi-annually on May 15 and November 15 of each year, commencing on May 15, 2025

Optional Redemption – Make-Whole Call:	Prior to May 15, 2044: the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2044 Notes discounted to the redemption date (assuming the 2044 Notes matured on the Par Call date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the 2044 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

Optional Redemption – Par Call:	On or after May 15, 2044, six months prior to the Maturity Date

CUSIP / ISIN:	571748CE0 / US571748CE09

Joint Book-Running Managers:	Citigroup Global Markets Inc. BofA Securities, Inc. J.P. Morgan Securities LLC HSBC Securities (USA) Inc. TD Securities (USA) LLC

Co-Managers:

Academy Securities, Inc.

ANZ Securities, Inc.

Barclays Capital Inc.

BNP Paribas Securities Corp.

BNY Mellon Capital Markets, LLC

CIBC World Markets Corp.

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

ING Financial Markets LLC

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

PNC Capital Markets LLC

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

Standard Chartered Bank

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Terms Applicable to the 2055 Notes

Securities:	5.400% Senior Notes due 2055

Maturity Date:	March 15, 2055

Principal Amount:	$1,500,000,000

Price to Public:	99.519% of principal amount, plus accrued interest, if any, from November 8, 2024

Benchmark Treasury:	4.625% due May 15, 2054

Benchmark Treasury Price and Yield:	102-10; 4.483%

Spread to Benchmark Treasury:	+ 95 basis points

Re-Offer Yield:	5.433%

Coupon:	5.400%

Interest Payment Dates:	Semi-annually on March 15 and September 15 of each year, commencing on March 15 2025

Optional Redemption – Make-Whole Call:	Prior to November 15, 2054: the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2055 Notes discounted to the redemption date (assuming the 2055 Notes matured on the Par Call date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the 2055 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

Optional Redemption – Par Call:	On or after November 15, 2054, six months prior to the Maturity Date

CUSIP / ISIN:	571748CD2 / US571748CD26

Joint Book-Running Managers:	Citigroup Global Markets Inc. BofA Securities, Inc. Wells Fargo Securities, LLC Barclays Capital Inc. Deutsche Bank Securities Inc.

Co-Managers:

ANZ Securities, Inc.

BNP Paribas Securities Corp.

BNY Mellon Capital Markets, LLC

CIBC World Markets Corp.

Goldman Sachs & Co. LLC

HSBC Securities (USA) Inc.

ING Financial Markets LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

PNC Capital Markets LLC

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

Siebert Williams Shank & Co., LLC

Standard Chartered Bank

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

Terms Applicable to the Floating Rate Notes

Securities:	Floating Rate Senior Notes due 2027

Maturity Date:	November 8, 2027

Principal Amount:	$300,000,000

Price to Public:	100.000% of principal amount, plus accrued interest, if any, from November 8, 2024

Interest Rate Basis:	Compounded SOFR

Spread to Compounded SOFR:	SOFR + 70 basis points

Interest Payment Dates:	Quarterly in arrears on February 8, May 8, August 8 and November 8 of each year, commencing on February 8, 2025

Interest Reset Dates:	Each Floating Rate Interest Payment Date

Initial Interest Rate:	The initial interest rate will be Compounded SOFR determined on November 6, 2024, plus 70 basis points

Interest Determination Date:	The second U.S. Government Securities Business Day preceding each Floating Rate Interest Payment Date

Interest Period:	The period from and including a Floating Rate Interest Payment Date (or, in the case of the initial Interest Period, November 8, 2024) to, but excluding, the immediately succeeding Floating Rate Interest Payment Date (such succeeding Floating Rate Interest Payment Date, the “Latter Floating Rate Interest Payment Date”); provided that the final interest period for the Floating Rate Notes will be the period from and including the Floating Rate Interest Payment Date immediately preceding the maturity date of the Floating Rate Notes to, but excluding, the maturity date.

Observation Period:	The period from and including the day that is two U.S. Government Securities Business Days preceding the first date of such relevant Interest Period to but excluding the day that is two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date for such Interest Period; provided that the first Observation Period shall be the period from and the day that is including two U.S. Government Securities Business Days preceding the settlement date of the Floating Rate Notes to, but excluding, the day that is two U.S. Government Securities Business Days preceding the first Floating Rate Interest Payment Date.

Calculation Agent:	The Bank of New York Mellon

Optional Redemption:	The Floating Rate Notes are not redeemable prior to maturity (other than as a result of a special mandatory redemption).

CUSIP / ISIN:	571748BZ4 / US571748BZ47

Joint Book-Running Managers:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. J.P. Morgan Securities LLC U.S. Bancorp Investments, Inc.

Co-Managers:

Academy Securities, Inc.

ANZ Securities, Inc.

Barclays Capital Inc.

BNP Paribas Securities Corp.

BNY Mellon Capital Markets, LLC

BofA Securities, Inc.

CIBC World Markets Corp.

Goldman Sachs & Co. LLC

ING Financial Markets LLC

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

PNC Capital Markets LLC

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

Standard Chartered Bank

TD Securities (USA) LLC

Wells Fargo Securities, LLC

*

Note: Under Rule 15c6-1 under the Securities Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to one business day before delivery will be required, by virtue of the fact that the notes initially settle in T+7, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes during such period should consult their advisors.

**

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time. Each credit rating should be evaluated independently of any other credit rating. No report of any rating agency is being incorporated by reference herein.

The issuer has filed a registration statement, including a prospectus and a related preliminary prospectus supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement, the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Joint Book-Running Managers will arrange to send you the prospectus and prospectus supplement if you request it by contacting: (i) Citigroup Global Markets Inc. at 1-800-831-9146, (ii) BofA Securities, Inc. at 1-800-294-1322, (iii) Deutsche Bank Securities Inc. at 1-800-503-4611, (iv) HSBC Securities (USA) Inc. at 1-866-811-8049, (v) J.P. Morgan Securities LLC collect at 1-212-834-4533 and (vi) Wells Fargo Securities, LLC at 1-800-645-3751.

This communication should be read in conjunction with the preliminary prospectus supplement and the accompanying prospectus. The information in this communication supersedes the information in the preliminary prospectus supplement and the accompanying prospectus to the extent it is inconsistent with the information in such preliminary prospectus supplement or the accompanying prospectus. Terms used but not defined herein have the meanings given in the preliminary prospectus supplement.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.